As filed with the Securities and Exchange Commission on December 15, 2005

Registration No. 333-123818

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7363	56-1930691
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4400 Post Oak Parkway, Suite 1800

Houston, TX 77027

(713) 386-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Margaret G. Reed

Senior Vice President, General Counsel and Corporate Secretary

COMSYS IT Partners, Inc.

4400 Post Oak Parkway, Suite 1800

Houston, TX 77027

(713) 386-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Seth R. Molay, P.C.

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, TX 75201

(214) 969-2800

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 15, 2005

PROSPECTUS

$40,000,000

COMSYS IT Partners, Inc.

Common Stock

We may offer and sell from time to time in one or more offerings up to an aggregate of $40,000,000 of our common stock. We will provide specific terms of the offerings, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific offering of common stock before you invest.

Our common stock is quoted on The Nasdaq National Market under the symbol “CITP.” On December 14, 2005, the last sale price of our common stock as reported on the Nasdaq National Market was $14.77 per share.

Investing in our common stock involves a high degree of risk. See the sections entitled “Risk Factors” in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider as well as the “ Risk Factors” section appearing on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $40,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date hereof or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition and results of operations may have changed since that date.

Unless otherwise indicated in this prospectus or any prospectus supplement or the context otherwise requires, references in this prospectus or any prospectus supplement to “we,” “our,” “our company,” “us,” “COMSYS” or the “Company” are to the combined business of COMSYS IT Partners, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Our disclosure and analysis in this prospectus and any prospectus supplement, including information incorporated by reference, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in, or incorporated into, this prospectus or any prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on market conditions known to us at the time such estimates and assumptions are made and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, including:

•	the impact of competitive pressures and economic conditions on our ability to maintain or improve operating margins, including any change in the demand for our services;

•	our success in attracting, training, retaining and motivating consultants and key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weaknesses or reductions in corporate information technology spending levels;

•	our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the challenges of integration and restructuring associated with prior and any future acquisitions, or other planned business activities and the challenges of achieving anticipated synergies; and

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in, or incorporated by reference into, this prospectus are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section, the “Risk Factors” section and elsewhere in this prospectus, or incorporated by reference into this prospectus. All forward-looking statements speak only as of the date on which they are made. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

THE COMPANY

We are a leading information technology, or IT, staffing services company that provides a full range of specialized staffing and project implementation services and products. We have a coast-to-coast presence in the United States, with 42 offices in 26 states. As of October 2, 2005, we engaged approximately 4,800 consultants, many of whom have over eight years of IT industry experience. We have over 400 clients and provide services to approximately 30% of the Fortune 500 companies and approximately 66% of the Fortune 50 companies. We are headquartered in Houston, Texas.

Our core business is providing IT staffing services, which accounted for approximately 91% of our revenues for 2004. We also strive to differentiate ourselves from our competitors by offering additional services that complement our IT staffing services, including vendor management, project solutions and permanent placement of IT professionals.

IT Staffing Services

We provide a wide range of IT staffing services to companies in diversified vertical markets, including financial services, telecommunications, manufacturing, information technology, federal, state and local government, pharmaceutical, transportation and health care. We deliver qualified consultants and project managers for contract assignments and full-time employment across most technology disciplines. In light of the time and location sensitive nature of our core IT staffing services, offshore application development and maintenance centers have not proven critical to our operations or our competitive position.

Our staffing services are generally provided on a time-and-materials basis, meaning that we bill our clients for the number of hours worked in providing services to the client. Hourly bill rates are typically determined based on the level of skill and experience of the consultants assigned and the supply and demand in the current market for those qualifications. Alternatively, the bill rates for some assignments are based on a mark-up over compensation and other direct and indirect costs. Assignments can range from 30 days to over a year, with an average duration of five months. Certain of our contracts are awarded on the basis of competitive proposals, which can be periodically re-bid by the client.

We maintain a variable cost model in which we compensate most of our consultants only for those hours that we bill to our clients. The consultants who perform IT services for our clients consist of our consultant employees as well as independent contractors and subcontractors. With respect to our consultant employees, we are responsible for all employment-related costs, including medical and health care costs, workers’ compensation and federal social security and state unemployment taxes.

Vendor Management Services

Vendor management services, or VMS, are services that allow our clients to manage their procurement of and expenditures for temporary IT, clerical, finance and accounting, and light industrial personnel. Contracted services are often provided to a large client by hundreds of companies. VMS provides a mechanism for clients to reduce their expenditures for temporary personnel services by standardizing pay rates for similar positions and reducing the number of suppliers providing these services. VMS gives our clients the ability to leverage their purchasing power for these temporary personnel services by standardizing their requisition, contract and procurement processes. Clients also benefit from contracting with only one supplier, receiving a consolidated invoice and having a single point of contact while retaining access to a full range of resources offered by a diverse portfolio of suppliers.

We operate VMS under the brand name vWorxSM. Our VMS provides a structured approach consisting of process management and a web-based software tool to quantify, rationalize and monitor the expenditures that a client makes for its contracted services. We use third party software products and a proprietary software program to provide our VMS. Our VMS implementation processes have been ISO 9001:2000 certified, which means that our processes comply with a comprehensive set of international quality standards. We believe that we are one of the few companies in our industry providing vendor management services to have this ISO certification.

Project Solutions

As an extension of our underlying core competency in IT staffing, we offer our clients specialized project services that include project managers, project teams and turn-key deliverable-based solutions in the application development, application integration and re-engineering, application maintenance and application testing practice areas. We provide these solutions through a defined IT implementation methodology. We deliver these solutions through teams deployed on-site, offsite at development centers located in Kalamazoo, Michigan, Richmond, Virginia, Somerset, New Jersey and Portland, Oregon and, through a strategic alliance, offshore at technology centers located in India. These services are generally contracted on a time-and-materials basis, with some services provided on a fixed-price basis. We have a number of specialty practice areas, including statistical analysis applications (SAS), enterprise resource applications (ERP), network integration, business intelligence and translation and localization services.

Permanent Placement

We also assist our clients in locating IT professionals for full-time positions within their organizations. We assist in recruitment efforts and screening potential hires. If a customer hires our candidate, we are generally compensated based on a percentage of the candidate’s first year cash compensation. Billing is contingent on our filling the position.

RISK FACTORS

The securities to be offered involve a high degree of risk. The risks will be set forth in the prospectus supplement relating to the securities. Additional risk factors relating to our business may be set forth in a prospectus supplement or included in our most recent Annual Report on Form 10-K or other documents that are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

•	acquisitions;

•	working capital;

•	repayment or refinancing of a portion of our existing short-term and long-term debt;

•	redemption of outstanding preferred stock;

•	capital expenditures; and

•	other general corporate purposes.

Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term indebtedness.

DILUTION

If you invest in our common stock, your investment will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after the offering. Our net tangible book value per share as of October 2, 2005 was $(7.14) per share. We have calculated net tangible book value per share by dividing net tangible book value, which equals total tangible assets less total liabilities, by the number of outstanding shares of our common stock as of October 2, 2005.

At an assumed public offering price of $14.77 per share (the last sale price of our common stock reported on The Nasdaq National Market on December 14, 2005) our adjusted net tangible book value at October 2, 2005 would have been $(4.09) per share. This represents an immediate increase in the net tangible book value per share of $3.05 per share to existing stockholders and an immediate dilution of $18.86 per share to new investors purchasing shares of common stock in the offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$14.77

Net tangible book value per share as of October 2, 2005	$(7.14)
Increase per share attributable to new investors	3.05

As adjusted net tangible book value per share after this offering		$(4.09)

Dilution per share to new investors		$18.86

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the offering price per share in the offering. As of October 2, 2005, there were 974,400 shares of our common stock issuable upon exercise of outstanding options granted under our stock option plans that had an exercise price per share less than the last reported sale price on December 2, 2005 on The Nasdaq National Market with a weighted average exercise price of $9.99 per share. In addition, as of October 2, 2005, there were 480,623 shares of our common stock issuable upon exercise of outstanding warrants that had a weighted average exercise price of $7.8025 per share.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 95,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 40,000 shares have been designated as Series A-1 Preferred Stock. The discussion below is not a complete description of the terms of the common stock, so you should read it together with our amended and restated charter and bylaws.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters to be voted on by the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of our directors. In this event, the holders of the remaining shares will not be able to elect any directors. As discussed in more detail below, our board of directors is classified into two groups, Group A directors and Group B directors.

Subject to the rights of the holders of our preferred stock, holders of our common stock are entitled to receive such dividends as our board of directors may declare from time to time out of funds legally available for the payment of dividends. We have never paid a cash dividend on our common stock. We presently intend to retain earnings, if any, to finance the growth and development of our business and therefore do not expect to pay cash dividends on our common stock in the foreseeable future. In addition, our credit facilities prohibit us from paying cash dividends. In the event of the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and of the liquidation preference and accumulated dividends on any outstanding preferred stock.

Holders of our common stock have no preemptive, conversion or redemption rights and are not subject to further calls or assessments. All of the outstanding shares of our common stock are validly issued and have been fully paid for. As of December 2, 2005, there were 15,737,277 shares of our common stock outstanding.

Our common stock is currently quoted on The Nasdaq National Market under the symbol “CITP.” The transfer agent and registrar for our common stock is Wachovia Bank, National Association.

Preferred Stock

General

Subject to the rights of holders of our Series A-1 Preferred Stock discussed below, our board of directors is authorized, without stockholder action, to issue from time to time, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to that of the common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of our Series A-1 Preferred Stock and any preferred stock that may be issued in the future. Our ability to issue new series of preferred stock, although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock.

Series A-1 Preferred Stock

We have issued 22,471.16 shares of Series A-1 Preferred Stock. Holders of Series A-1 Preferred Stock have no voting rights except as required under applicable law, but are entitled to receive preferential dividends. Dividends on our Series A-1 Preferred Stock accrue on a daily basis at the rate of 15% per annum on the

$1,000.00 liquidation value per share whether or not they have been declared and whether or not we have profits, surpluses or other funds legally available for the payment of dividends. The dividends are cumulative, and all accrued and previously unpaid dividends must be fully paid before any dividends, distributions, redemptions or other payments may be made to any junior securities, including our common stock. Accrued and unpaid dividends as of each anniversary date of the original issuance of the Series A-1 Preferred Stock are entitled to additional dividends at the rate of 15% per annum on such amount.

In the event of our liquidation or dissolution, each holder of Series A-1 Preferred Stock will be entitled to a liquidation preference of $1,000 per share, plus any accrued and unpaid dividends. Once that payment is made, holders of our Series A-1 Preferred Stock will not be entitled to any further payment.

Although we may redeem any or all outstanding shares of our Series A-1 Preferred Stock at any time, we must redeem all outstanding shares of our Series A-1 Preferred Stock by September 30, 2011. Additionally, in the event of a change in control of the company (by merger, acquisition of stock, substantial asset sale or otherwise), each holder of Series A-1 Preferred Stock may require us to redeem all or any portion of its shares. Upon either a voluntary or mandatory redemption, we must pay each holder of Series A-1 Preferred Stock $1,000 per share, along with any accrued and unpaid dividends.

We cannot issue any class or series of capital stock that will have equal or preferred status to our Series A-1 Preferred Stock as to dividends and distributions upon our liquidation or dissolution. In addition, we may not redeem, purchase or otherwise acquire, directly or indirectly, any junior securities, including our common stock, nor pay, declare or distribute any dividends to junior securities, including our common stock, as long as any shares of Series A-1 Preferred Stock are outstanding, unless we obtain the consent of the holders of at least 60% of the outstanding shares of Series A-1 Preferred Stock. In the event of any stock splits, stock dividends or other recapitalizations, the liquidation value and number of outstanding shares of our Series A-1 Preferred Stock will be appropriately adjusted to reflect any impact that such events had on our Series A-1 Preferred Stock. The terms of the Series A-1 Preferred Stock can be amended only with the agreement of holders of at least 60% of the outstanding shares.

Warrants

As part of our 2003 financial restructuring, we issued common stock purchase warrants to the senior lenders under our previous credit facility entitling them to purchase a total of 768,997 shares of common stock, which was equivalent to 10% of our then outstanding common stock on a fully-diluted basis. These warrants are exercisable in whole or part until April 14, 2013, and their exercise price is currently $7.8025 per share. If we declare a stock dividend or stock split, the total number of shares that may be issued upon exercise of the warrants will be proportionately increased and the exercise price will be proportionately decreased, and if we declare a reverse stock split, the total number of shares that may be issued upon exercise of the warrants will be proportionately decreased and the exercise price will be proportionately increased. If we issue additional shares of common stock, securities convertible into common stock, warrants, options, or other rights to acquire common stock for less than fair market value, the total number of shares that may be issued upon exercise of the warrants will be proportionately increased and the exercise price will be proportionately decreased. In the event we pay dividends or make other distributions to our common stockholders, the holders of warrants may, by written notice, elect to receive such dividends or other distributions to which they would have been entitled had they exercised their warrants immediately prior to such dividend or distribution. As of December 2, 2005, warrants to purchase approximately 403,723 shares of our common stock were issued and outstanding.

Anti-takeover Effects of Provisions of our Amended and Restated Charter and Bylaws and Delaware Law

Amended and Restated Charter and Bylaws

The terms of our amended and restated charter and bylaws, as well as the voting agreements executed in connection with the September 2004 merger involving COMSYS Holding, Inc. and Venturi Partners, Inc., provide some stockholders and certain groups of our directors the right to designate the nominees for election to our board of directors during the first three years after the merger. Our amended and restated charter provides that the board of directors immediately after the merger be classified into two groups, Group A directors and Group B directors, and grants Group B designees control of our board of directors for a period of three years following the merger, which deprives our stockholders of the ability to set the size of our board of directors during that period of time. Elimination of the ability of our stockholders to set the size of our board of directors may have an anti-takeover effect because only the board of directors under our amended and restated charter has the ability to change the size of the board.

Under our amended and restated charter, the following transactions during the first three years after the merger will require either (1) the approval of at least 75% of our board of directors and the approval of holders of a majority of our outstanding common stock or (2) the approval of a majority of our board of directors and the approval of holders of at least 66 2/3% of our outstanding common stock:

•	a merger or consolidation involving us that requires stockholder approval under applicable law;

•	a sale, lease or exchange of all or substantially all of our property and assets;

•	our liquidation or dissolution;

•	any amendment to our charter (other than some amendments that relate solely to the terms of our preferred stock); and

•	any amendment of section 3.2 of our amended and restated bylaws, which governs the nominating process for our directors.

As a result of these provisions, special approvals will be required during the first three years after the merger for us to complete certain major corporate transactions or to amend our charter or the director nominating provisions in our bylaws. While special approval requirements for the above-referenced transactions may enhance the protection of our minority stockholders, they may also have the effect of deterring or delaying a change in control of our company during the first three years after the merger.

Under our amended and restated charter, any related-party transaction during the first three years after the merger that would be required to be disclosed under Rule 404(a) of Regulation S-K under the Securities Act between us and a holder of 30% or more of our voting stock would require the approval of at least 75% of our board of directors. As a result, certain related-party transactions will require special approval during the first three years after the merger. While special approval requirements for related-party transactions may enhance the protection of our minority stockholders, they also may have the effect of deterring or delaying a change in control of our company during the first three years after the merger.

In addition, as discussed above under the heading “Preferred Stock,” our ability to issue new series of preferred stock, although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock.

Section 203 of Delaware Law

Pursuant to our amended and restated charter, we have elected not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to limited exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our voting stock.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification and Other Relationships

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us in the ordinary course of our business.

Fees and Commissions

In compliance with the guidelines of the National Association of Securities Dealers, Inc. (the “NASD”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 2, 2005 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements of Venturi Partners, Inc. as of December 28, 2003 and December 29, 2002 and for each of the three years in the period ended December 28, 2003 incorporated in this prospectus by reference to the Definitive Proxy Statement on Schedule 14A, filed on September 7, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement.

We file reports, proxy statements and other information with the SEC. You may read any materials we have filed with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information it provides in documents filed with the SEC, which means that we can disclose important information by referring to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus and any prospectus supplement is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2005 filed on April 1, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended April 3, 2005 filed on May 6, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 filed on August 17, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended October 2, 2005 filed on November 16, 2005.

•	Current Reports on Form 8-K filed on April 1, 2005, April 8, 2005, May 4, 2005, June 13, 2005, June 20, 2005, September 13, 2005, November 4, 2005, December 2, 2005, December 9, 2005, December 14, 2005 and December 15, 2005.

•	Definitive Proxy Statement on Schedule 14A filed on May 2, 2005.

•	The following audited financial statements of Venturi Partners, Inc., incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on September 7, 2004 (the “Proxy Statement”):

•	Report of Independent Registered Public Accounting Firm;

•	Consolidated Balance Sheets as of December 28, 2003 and December 29, 2002;

•	Consolidated Statements of Operations for the Years Ended December 28, 2003, December 29, 2002 and December 30, 2001;

•	Consolidated Statements of Shareholders’ Equity (Deficit) for the Years Ended December 28, 2003, December 29, 2002 and December 30, 2001;

•	Consolidated Statements of Cash Flows for the Years Ended December 28, 2003, December 29, 2002 and December 30, 2001; and

•	Notes to Consolidated Financial Statements.

•	The following unaudited financial statements of Venturi Partners, Inc., incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 26, 2004, filed on November 10, 2004:

•	Consolidated Statements of Operations for the Nine Months Ended September 26, 2004 and September 28, 2003;

•	Consolidated Balance Sheets as of September 26, 2004 and December 28, 2003;

•	Consolidated Statements of Shareholders’ Equity (Deficit) for the Nine Months Ended September 26, 2004;

•	Consolidated Statements of Cash Flows for the Nine Months Ended September 26, 2004 and September 28, 2003; and

•	Notes to Consolidated Financial Statements.

•	The following unaudited pro forma condensed combined financial information of Venturi Partners, Inc., incorporated by reference from the Proxy Statement:

•	Unaudited Pro Forma Condensed Combined Statement of Continuing Operations for the Year Ended December 28, 2003;

•	Unaudited Pro Forma Condensed Combined Statement of Continuing Operations for the Six Months Ended June 27, 2004; and

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 27, 2004.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents.

You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling Margaret G. Reed, General Counsel, COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027, telephone (713) 386-1400.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses Of Issuance And Distribution

The following table sets forth all expenses payable by the Registrant in connection with the registration of the common stock.

SEC Registration fee	$4,708
NASD Filing fee	6,500
Legal fees and expenses	640,000
Accounting fees and expenses	250,000
Printing expenses	315,000
Miscellaneous expenses	13,792

Total	$1,230,000

Item 15.    Indemnification Of Directors And Officers.

Delaware Law

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements

We have entered into indemnification agreements with our Group A directors under which we have agreed to indemnify such directors for any damages, judgments, fines, penalties, amounts paid in settlement and costs, attorneys’ fees and any other expenses of establishing a right to indemnification under such indemnification agreements in connection with any threatened, pending or completed claim, action, suit or proceeding in which such directors were involved as parties or otherwise by reason of the fact that they are or were directors of our corporation, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by such directors, by reason of any action taken by them or of any inaction on their parts while acting as such directors, or by reason of the fact that they were serving at our request as directors, trustees, officers, employees or agents of another entity, trust or enterprise, provided that (i) such directors acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of our corporation, and (ii) in the case of a criminal proceeding, in addition had no reasonable cause to believe that their conduct was unlawful. Under these indemnification agreements, we are obligated to advance expenses to our Group A directors (except the amount of any settlement), subject to our receipt of the requisite undertaking by such directors to repay such advances, if it is ultimately determined that such expenses were not reasonable or that such directors are not entitled to indemnification.

Notwithstanding the foregoing, we are not obligated to indemnify any of our Group A directors in connection with any claim made against such director: (i) to the extent that payment is actually made to such director under a valid, enforceable and collectible insurance policy; (ii) to the extent that such director is indemnified and actually paid otherwise than pursuant to the indemnification agreement; (iii) in connection with a judicial action by or in the right of our corporation, in respect of any claim as to which such director is adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless there is a court determination to the contrary; (iv) if it is proved by final adjudication to have been based upon or attributable to such director’s gain of any personal profit or advantage to which he was not legally entitled; (v) for a disgorgement of profits made from the purchase and sale by such director of securities pursuant to Section 16(b) of the Exchange Act, or similar provisions of any state statutory law or common law; (vi) for certain acts of active and deliberate dishonesty; and (vii) when indemnification is prohibited by applicable law.

In addition, we are a party to indemnification agreements with our directors and executive officers. Pursuant to such indemnification agreements, we are obligated to indemnify each such person to the fullest extent permitted by our certificate of incorporation, our bylaws and applicable law, as the same exists or may hereafter be amended or replaced (but only to the extent that such change authorizes broader indemnification rights than were permitted prior thereto). We will indemnify each such indemnitee against any and all expenses or losses in the event any such indemnitee was, is or becomes party to, or was or is threatened to be made party to, or was or is otherwise involved in, any proceeding, whether civil, criminal, administrative or investigative, by virtue of his or her status as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of our corporation or another entity, trust or enterprise (when holding such corporate status at our request). We also agreed to indemnify such indemnitee against any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under the indemnification agreement. Notwithstanding the foregoing, no indemnification obligations arise (i) in the event a proceeding was initiated or brought voluntarily by such indemnitee against our corporation or its directors, officers, employees or other indemnities and the board of directors has not authorized or consented to the initiation of such proceeding, or (ii) for an accounting of profits made from the purchase and sale by such indemnitee of securities of our corporation within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

We also agreed to indemnify any indemnitee who, by reason of his or her corporate status described in the immediately preceding paragraph, is a witness in any proceeding to which such indemnitee is not a party, against all expenses actually and reasonably paid or incurred by such indemnitee in connection therewith. We are also obligated to advance any expenses (except the amount of any settlement) actually and reasonably paid or incurred by the indemnitee in connection with any proceeding (except those proceedings initiated by such indemnitee which are not authorized by the board of directors) to the fullest extent permitted by law upon delivery of the requisite undertaking to repay such advances, if it is ultimately adjudicated that such person is not entitled to indemnification.

Liability Insurance

We provide liability insurance for our current directors and officers, and, pursuant to the merger agreement involving COMSYS Holding, Inc. (“Old COMSYS”) and Venturi Partners, Inc., maintain liability insurance for actions of former officers and directors of both companies that took place prior to the merger, as described in more detail below.

Merger Agreement

The Agreement and Plan of Merger dated as of July 19, 2004, as amended, referred to as the merger agreement, provides for the continuation, after the merger, of all rights to indemnification by Old COMSYS or any of its subsidiaries in favor of any person or entity who is, has been, or becomes prior to the effective time of the merger an officer, director or employee of Old COMSYS or any of its subsidiaries, any person who acts as a fiduciary under any employee benefit plan of Old COMSYS or its subsidiaries, and any other person whom Old COMSYS has designated in its certificate of incorporation as being entitled to indemnification rights. We will be responsible for paying and performing such indemnification obligations.

The merger agreement provides that for six years after the merger, we will indemnify and defend the indemnified parties referenced above and hold them harmless against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in these capacities that occurred at or prior to the merger. We will also reimburse each such indemnified party for any legal or other expenses they reasonably incur in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as the expenses are incurred.

In addition, for a period of at least six years following the merger, we will maintain directors’ and officers’ liability insurance for the benefit of our present and former officers and directors with respect to claims arising from actions or omissions occurring before the merger. This insurance must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided to these individuals, subject to the limitation that we will not be required to spend an amount in any year that is more than 300% of the aggregate annual premiums we currently pay for this insurance.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following is a list of exhibits filed as a part of this registration statement.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to the Registrant’s Form 8-A/A filed with the SEC on November 2, 2004).

4.2	Amendment No. 1, effective April 1, 2005, to Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2005).

4.3	Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to the Registrant’s Form 8-A/A filed with the SEC on November 2, 2004).

4.4	Amendment No. 1, effective April 1, 2005, to Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2005).

4.5	Voting Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004).

4.6	Voting Agreement, dated as of September 30, 2004, between the Registrant and MatlinPatterson Global Opportunities Partners L.P. (incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004).

4.7#	Common Stock Purchase Warrant dated as of April 14, 2003, issued by the Registrant in favor of BNP Paribas (incorporated by reference to Exhibit 99.16 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2003).

4.8	Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.0 to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2003).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (previously included on the signature page to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 4, 2005).

*	Filed on December 5, 2004 as an exhibit to Amendment No. 2 to Form S-1 on Form S-3 Registration Statement.
**	Filed herewith.
#	This exhibit is substantially identical to Common Stock Purchase Warrants issued by the Registrant to each of Bank of America, N.A., Bank One, NA, Inland Partners, L.P., Links Partners, L.P., MatlinPatterson Global Opportunities Partners L.P., R2 Investments, LDC and Mellon HBV SPV LLC.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of an included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 14th day of December, 2005.

COMSYS IT PARTNERS, INC.

By:	/s/ JOSEPH C. TUSA, JR. Joseph C. Tusa, Jr. Senior Vice President and Chief Financial Officer
Name:
Title:

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2005.

Signature	Title

* Michael T. Willis	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer and Director)

/s/ JOSEPH C. TUSA, JR. Joseph C. Tusa, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

* Larry L. Enterline	Director

* Frederick W. Eubank II	Director

* Ted A. Gardner	Director

* Victor E. Mandel	Director

* Kevin M. McNamara	Director

* Arthur C. Roselle	Director

* Elias J. Sabo	Director

*By:	/s/ DAVID L. KERR Attorney-in-Fact

COMSYS IT PARTNERS, INC.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to the Registrant’s Form 8-A/A filed with the SEC on November 2, 2004).

4.2	Amendment No. 1, effective April 1, 2005, to Registration Rights Agreement, dated as of September 30, 2004, by an among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2005).

4.3	Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to the Registrant’s Form 8-A/A filed with the SEC on November 2, 2004).

4.4	Amendment No. 1, effective April 1, 2005, to Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2005).

4.5	Voting Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004).

4.6	Voting Agreement, dated as of September 30, 2004, between the Registrant and MatlinPatterson Global Opportunities Partners L.P. (incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004).

4.7#	Common Stock Purchase Warrant dated as of April 14, 2003, issued by the Registrant in favor of BNP Paribas (incorporated by reference to Exhibit 99.16 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2003).

4.8	Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.0 to the Quarterly Report on Form 10-Q filed with the SEC on August 13, 2003).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (previously included on the signature page to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 4, 2005).

*	Filed on December 5, 2004 as an exhibit to Amendment No. 2 to Form S-1 on Form S-3 Registration Statement.
**	Filed herewith.
#	This exhibit is substantially identical to Common Stock Purchase Warrants issued by the Registrant to each of Bank of America, N.A., Bank One, NA, Inland Partners, L.P., Links Partners, L.P., MatlinPatterson Global Opportunities Partners L.P., R2 Investments, LDC and Mellon HBV SPV LLC.